American Radio Systems Corporation

                                   EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-08601 on Form S-8 and Form S-3 of our report dated February 25, 1997, appearing in the Annual Report on Form 10-K of American Radio Systems Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 26, 1997